SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2003

BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina		47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue Thomasville, North Carolina 27361
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A
(Former name or former address, if changed since last report)

Item 5 Other Events

BNC Bancorp (the “Registrant”) announced on May 23, 2003 that its Board of Directors has adopted a Stock Repurchase Plan and has authorized the repurchase of up to 10% of the 3,233,819 shares of the Registrant’s common stock that currently are issued and outstanding. Any repurchase will be made pursuant to the Registrant’s Stock Repurchase Plan. The Board’s action will allow stock repurchases, without further Board approval, when stock repurchases are deemed prudent. Stock repurchases will be made in accordance with Rule 10b-18(b) of the regulations issued under the Securities Exchange Act of 1934. Attached is a copy of the press release announcing the adoption of the Stock Repurchase Plan by the Registrant’s Board of Directors.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

(99)	Press Release of BNC Bancorp, dated May 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: May 23, 2003	By: /s/ W. Swope Montgomery, Jr. W. Swope Montgomery, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

(99)	Press Release of BNC Bancorp, dated May 23, 2003